Schedule A


                              Sale of Common Stock


                            Biovail Corporation (BVF)


      ----------------------------------------------------------------------------------------------------

              Date                  # of shares                  Price                     Amount
      ----------------------------------------------------------------------------------------------------
        August 11, 2004                   509,400             $15.5368                     $ 7,914,445.92


        August 12, 2004                 1,381,100             $15.0995                     $20,853,919.45


        August 13, 2004                 1,109,500             $15.1000                     $16,753,450.00

                                --------------------------------------------------------------------------
             TOTAL                      3,000,000                                          $45,521,815.37
      ----------------------------------------------------------------------------------------------------





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